Exhibit 3.9

NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

C2 OF N.C., INC.
WHICH CHANGED ITS NAME TO
CYBER CYNERGY, INC

the original of which was filed in this office on the 16th day of May, 2005.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed my official seal at the City of
Raleigh, this 16th day of May, 2005

Elaine F. Marshall
Secretary of State

Document Id: C2D050950C03

SOSID: 0659672
Date Filed: 5/16/20053:33:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C200S09500037

State of North Carolina
 Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

l. The name of the corporation is: C2 of N.C., Inc
-------------------------

2. The text of each amendment adopted is as follows (State below or attach):

change of name of corporation to: Cyber Cynergy, Inc.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares. provisions for implementing the amendment, if not contained in the amendment itself. arc as follows:
NONE

4. The date of adoption of each amendment was as follows:_ 03-30-2005

5.	(Check either a, b, c, or d. whichever is applicable)
a._✓_ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
b. __ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
c. __ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why .shareholder action was not required)

d. __ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

CORPORATIONS DIVISION                                                                  P. O. BOX 29622                                                             RALEIGH. NC27626-0622
(Revised January 2002)                                                                                                                                                                                           (Form B-02)

ARTICLES OF AMENDMENT

6. These articles will be effective upon filing, unless a delayed time and date is specified:

This the 30_day of March ,2005

C2 of N.C., Inc.
Name of Corporation

/s/ Brian D. Riley
Signature
Brian D. Riley
Type or Print Name and Title

NOTES:
1.  Filing fee is S50. This document must be tiled with the Secretary of State.

CORPORATIONS DIVISION                                                                  P. O. BOX 29622                                                             RALEIGH. NC27626-0622
(Revised January 2002)                                                                                                                                                                                           (Form B-02)